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                                                                   EXHIBIT 10.21

                            THE J.H. HEAFNER COMPANY
                        1998 STOCK OPTION PLAN AMENDMENT

         WHEREAS, the Board of Directors at their September 16, 1998 meeting voted to authorize up to 527,500 shares to be reserved for grant of options under The J.H. Heafner Company, Inc. 1997 Option Plan.

         NOW, THEREFORE, The J.H. Heafner Company, Inc. Stock Option Plan is hereby amended such that the total number of shares reserved for grant of option in paragraph 5 of the said Plan is hereby amended to read 527,500 shares of Stock.

         There are no other changes to the said Plan.